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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-12411, 333-93201, 333-72648 and
333-85246) and Forms S-3 (File Nos. 333-81457, 333-36798, 333-77013 and
333-46988), of Cambridge Heart, Inc. of our report dated February 4, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 2003